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                                                                  Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84208) of OroAmerica, Inc. of our report dated April 21, 1997 appearing on page F-1 of this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" appearing on page 15 on this Form 10-K. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".



Price Waterhouse LLP
Los Angeles, California
April 28, 1997